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                                                                  Exhibit 4.1(d)
                                 Amendment No. 1
                        to the Adoption Agreement of the
                            Monro Muffler Brake, Inc.
                               Profit Sharing Plan


Pursuant to the provisions of Article XVI of the Plan, the adoption agreement is hereby amended, effective April 1, 2001, by the substitution of the following for section XII. B.:

"[X] B. Testing Elections for ADP and ACP (for Plan Years beginning in 2000 and beyond):

         [_]   1.      Current year data for all Participants will be used.

         [X]   2.      Prior year data for Non-Highly Compensated Employees will
                       be used."


In WITNESS WHEREOF, the Employer hereby causes this amendment to be executed on this ____________ day of __________________, 2001.



                                          Employer:  Monro Muffler Brake, Inc.
                                                     ---------------------------


                                                  By:
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